Exhibit 25.5

UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF U.S. BANK TRUST NATIONAL ASSOCIATION
AS PROPERTY TRUSTEE FOR THE AMENDED AND RESTATED TRUST AGREEMENT OF HCC CAPITAL TRUST II
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
41-1973763
I.R.S. Employer Identification No.

300 Delaware Avenue, 9th Floor
Wilmington, Delaware (Address of principal executive offices)	19801 (Zip Code)
Annette Morgan
U.S. Bank Trust National Association
300 Delaware Avenue, 9th floor
Wilmington, DE 19801
Telephone (302) 576-3706
(Name, address and telephone number of agent for service)
HCC Capital Trust II
(Exact name of obligor as specified in its charter)

Delaware	76-6494417
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

c/o U.S. Bank Trust National Association 300 Delaware Avenue, 9th floor
Wilmington, DE (Address of principal executive offices)	19801 (Zip Code)

TRUST PREFERRED SECURITIES

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Not applicable because, to the best of Trustee’s knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of December 31, 2008, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 20th day of March, 2009.

U.S. BANK TRUST NATIONAL ASSOCIATION
By:	/s/ Annette Morgan
	Name:	Annette Morgan
	Title:	Assistant Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of December 31, 2008
($000’s)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$506,824
Fixed Assets	66
Intangible Assets	69,906
Other Assets	25,042

Total Assets	$601,838

Liabilities
Other Liabilities	$18,818

Total Liabilities	$18,818

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	76,088

Total Equity Capital	$583,020

Total Liabilities and Equity Capital	$601,838
To the best of the undersigned’s determination, as of this date the above financial information is true and correct.
U.S. Bank Trust National Association

By:	/s/ Annette Morgan
	Name:	Annette Morgan
	Title:	Assistant Vice President

Date: March 20, 2009

4